Exhibit 99.1

INTERNATIONAL SHIPHOLDING CORPORATION REPORTS FIRST QUARTER 2013 RESULTS

Declares first quarter dividend of $0.25 per share

Mobile, Alabama, April 24, 2013 – International Shipholding Corporation (NYSE: ISH) today announced the financial results for the quarter ended March 31, 2013.

First Quarter 2013 Highlights

•	Reported net income of $1.7 million for the three months ended March 31, 2013

•	Acquired a resale of an existing newbuilding contract for one “eco” design Handysize Bulkcarrier for delivery in the first half of 2015

•	Successfully placed $25 million of Series A Cumulative Redeemable Perpetual Preferred Stock

•	Declared a first quarter dividend of $0.25 per share of Common Stock payable on June 3, 2013 to shareholders of record as of May 16, 2013

Net Income
The Company reported net income of $1.7 million for the three months ended March 31, 2013, which included a non-operating gain of $3.2 million from its Yen denominated loan.  For the comparable three months ended March 31, 2012, the Company reported net income of $7.9 million which included non-operating gains of $3.8 million and $3.6 million from the sale of two International Flag Pure Car Truck Carriers and its Yen denominated loan, respectively.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated: “During the quarter, we generated significant revenue from our fixed contracts while taking steps to position the Company for future growth. Specifically, we raised $25 million in a public offering, strengthening our balance sheet and enabling management to reactivate a tug-barge unit that was acquired in the United Ocean Services transaction. In addition, we further enhanced our strategic position in the Handysize bulkcarrier market by acquiring a resale of an existing newbuilding contract for an ‘eco’ Handysize vessel that is scheduled for delivery in the first half of 2015. Although the current dry bulk market has been challenging, we believe the medium to long-term prospects remain positive and the current environment will provide attractive acquisition opportunities.”

 Mr. Johnsen continued, “Our cash flows in the period benefitted from a full quarter of fixed revenues from our United Ocean Services operations, which have strengthened our overall contract coverage. With a majority of our fleet operating on medium to long-term charters, we remain well positioned to provide value for our shareholders through our dividend policy. To that end, our Board of Directors declared a first quarter dividend of $0.25 per share, in line with our $1.00 per share target for 2013.”

Gross Voyage Profit
The Company’s gross voyage profit representing the results of its six reporting segments was $11.3 million compared to $14.4 million in the 2012 three month period. The comparable results by operating segment are shown below.

(All Amounts in Millions)	Jones Act	Pure Car Truck Carriers	Dry Bulk Carriers	Rail-Ferry	Specialty Contracts	Other	Total

First Quarter 2013
Gross Voyage Profit	$6.3	$4.2	$(1.2)	$1.5	$0.2	$0.3	$11.3

Depreciation	$(1.1)	$(2.0)	$(1.7)	$(0.5)	$(0.5)	$0.0	$(5.8)
Gross Profit	$5.2	$2.2	$(2.9)	$1.0	$(0.3)	$0.3	$5.5
(After Depreciation)

First Quarter 2012
Gross Voyage Profit	$(0.4)	$8.5	$1.3	$0.7	$4.1	$0.2	$14.4

Depreciation	$(0.3)	$(3.5)	$(1.4)	$(0.7)	$(0.5)	$(0.0)	$(6.4)
Gross Profit	$(0.7)	$5.0	$(0.1)	$0.0	$3.6	$0.2	$8.0
(After Depreciation)

Variance
Gross Voyage Profit	$6.7	$(4.3)	$(2.5)	$0.8	$(3.9)	$0.1	$(3.1)
Depreciation	$(0.8)	$1.5	$(0.3)	$0.2	$0.0	$0.0	$0.6
Gross Profit	$5.9	$(2.8)	$(2.8)	$1.0	$(3.9)	$0.1	$(2.5)

(See below Exhibit 99.2 to reconcile numbers presented above to GAAP figures.)

The improved gross voyage profit for the Jones Act segment reflects the results of United Ocean Services (“UOS”) which was acquired in late 2012, as well as a higher tonnage level moved by the Sulphur Carrier vessel in the first quarter of 2013.  Gross voyage profit on the Pure Car Truck Carrier (“PCTC”) segment was lower due primarily to a fewer number of vessels operating in this segment and a lower charter hire rate on one of its U.S. Flag PCTCs partially offset by slightly better supplemental cargo volumes.  The lower results of the Dry Bulk Carrier segment reflect the overall depressed dry bulk market as well as the termination during the quarter of the charter on our cape size vessel, which is now operating under a revenue sharing agreement.  The Rail Ferry segment improved its gross voyage results due to slightly better margins and the results from its rail car repair facility which was acquired in the latter part of 2012.  The Specialty Contracts segment reported a decrease in gross voyage profit due primarily to the termination of the three operating contracts with the government, which occurred in the first quarter of 2012, and the redelivery of the ice-strengthened vessel from its government contract.  The Company’s Other segment reported comparable year over year results.

Administrative and General
Administrative and general expenses incurred in the first quarter of 2013 were at comparable levels to the same period of 2012.  Higher expenses associated with the integration of UOS were offset by lower professional services during the period.

Interest and Other
Interest expense for the three months ended March 31, 2013, was approximately $526,000 lower than the comparable three months in 2012.  Debt service was reduced from the proceeds on the sale of the two International Flag PCTCs and the two U.S. Flag PCTCs sold and leased back, as well as regularly scheduled debt payments.  During the three months ended March 31, 2013, the Japanese Yen weakened in relation to the U.S. Dollar from 86.74 to 94.22, producing an exchange gain of $3.2 million.

Balance Sheet
The Company’s working capital at March 31, 2013, was $15.0 million, an increase of $3.0 million from 2012 year end.  The increase in the quarter was driven primarily from cash flow generated from a prepayment of the charter hire on the Company’s self-loading coal carrier and net proceeds from its Series A Preferred Stock.  Cash and cash equivalents balance was approximately $31.0 million.  During the quarter the Company successfully completed a $25 million capital raise through the issuance of its Series A Cumulative Redeemable Perpetual Preferred Stock.   The Company’s total debt obligations, at March 31, 2013, was approximately $216 million while EBITDA1 generated during the twelve (12) month period ended March 31, 2013, was approximately $65.5 million.

Dividend Declaration
The Company’s Board of Directors on April 10, 2013, approved a dividend payment of a $1.79 on its Series A Preferred Stock.  The Board of Directors declared a $0.25 dividend payable on June 3, 2013, for each share of common stock owned on the record date of May 16, 2013.  All future common stock dividend declarations and amounts remain subject to the discretion of International Shipholding Corporation’s Board of Directors.

Outlook
The Company reaffirms its 2013 Net Income, before preferred stock dividends, between $10 and $12 million and EBITDA within a $63 and $67 million range.

Conference Call
In connection with this earnings release, management will host an earnings conference call on Thursday, April 25, 2013, at 10:00 AM ET. To participate in the conference call, please dial (888) 724-9496 (domestic) or (913) 312-0653 (international). Participants can reference the International Shipholding Corporation First Quarter 2013 Earnings Call or passcode 8807370. Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com. Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through May 2, 2013, at (877) 870-5176 (domestic) or (858) 384-5517 (international). The passcode for the replay is 8807370.

About International Shipholding
International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding our 2013 guidance, the expected benefits of the UOS acquisition and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: our ability to maximize the usage of our newly-purchased and incumbent vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts when they expire and to maximize our carriage of supplemental cargoes; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or our vessels in particular; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; the possibility that the anticipated benefits from the UOS acquisition cannot be fully realized or may take longer to realize than expected; political events in the United States and abroad, the appropriation of funds by the U.S. Congress, and terrorism, piracy and trade restrictions; the effects of more general factors, such as changes in interest rates, in tax laws or rates, in foreign currency rates, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made.  We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group
David Burke
(646) 673-9701
dburke@igbir.com

Leon Berman
(212) 477-8438
lberman@igbir.com

International Shipholding Corporation
Niels M. Johnsen, Chairman (212) 943-4141
Erik L. Johnsen, President (251) 243-9221

               Non-GAAP Reconciliation
                (By Segment)

(All Amounts in Millions)		Pure Car
	Jones Act	Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total

First Quarter 2013
Gross Profit	$5.2	$2.2	$(2.9)	$1.0	$(0.3)	$0.3	$5.5

Allocated Overhead	$(2.7)	$(1.9)	$0.0	$(0.6)	$(0.1)	$(0.2)	$(5.5)
*Add Back: Unconsolidated Entities	$0.0	$0.0	$0.3	$0.0	$0.0	$0.0	$0.3
Operating Income	$2.5	$0.3	$(2.6)	$0.4	$(0.4)	$0.1	$0.3

First Quarter 2012
Gross profit	$(0.7)	$5.0	$(0.1)	$0.0	$3.6	$0.2	$8.0

Allocated Overhead	$0.0	$(3.2)	$(0.5)	$(0.3)	$(1.5)	$(0.1)	$(5.6)
Gain on Sale of Assets	$0.0	$3.8	$0.0	$0.0	$0.0	$0.0	$3.8
*Add Back: Unconsolidated Entities	$0.0	$0.0	$0.0	$0.1	$0.0	$0.0	$0.1
Operating Income	$(0.7)	$5.6	$(0.6)	$(0.2)	$2.1	$0.1	$6.3

* To remove the effect of including the results of the unconsolidated entities in Gross Voyage Profit

Exhibit 99.2

1 EBITDA represents the Company’s Earnings Before Interest, Taxes, Depreciation and Amortization.

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(All Amounts in Thousands Except Share Data)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues	$81,124	$65,204

Operating Expenses:
Voyage Expenses	69,591	50,826
Vessel Depreciation	5,771	6,357
Other Depreciation	23	-
Administrative and General Expenses	5,433	5,508
Gain on Sale of Other Assets	-	(3,799)

Total Operating Expenses	80,818	58,892

Operating Income	306	6,312

Interest and Other:
Interest Expense	2,201	2,727
Derivative Gain	(77)	(149)
Gain on Sale of Investment	-	(42)
Other Income from Vessel Financing	(555)	(622)
Investment Income	(40)	(128)
Foreign Exchange Gain	(3,181)	(3,648)
	(1,652)	(1,862)

Income Before Provision for Income Taxes and
Equity in Net Loss of Unconsolidated Entities	1,958	8,174

Provision for Income Taxes:
Current	35	168
	35	168

Equity in Net Loss of Unconsolidated
Entities (Net of Applicable Taxes)	(270)	(70)

Net Income	$1,653	$7,936

Preferred Stock Dividends	251	-

Net Income Available to Common Stockholders	$1,402	$7,936

Basic and Diluted Earnings Per Common Share:

Basic Earnings Per Common Share:	$0.19	$1.11

Diluted Earnings Per Common Share:	$0.19	$1.11

Weighted Average Shares of Common Stock Outstanding:
Basic	7,212,901	7,170,611
Diluted	7,233,400	7,170,611

Dividends Per Common Share	$0.250	$0.250

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands)
(Unaudited)

	March 31,	December 31,
ASSETS	2013	2012

Cash and Cash Equivalents	$30,761	$19,868
Restricted Cash	8,000	8,000
Accounts Receivable, Net of Allowance for Doubtful Accounts	38,291	32,891
Net Investment in Direct Financing Leases	-	3,540
Other Current Assets	7,271	8,392
Notes Receivable	4,412	4,383
Material and Supplies Inventory	11,143	11,847
Total Current Assets	99,878	88,921

Investment in Unconsolidated Entities	12,530	12,676

Net Investment in Direct Financing Leases	-	13,461

Vessels, Property, and Other Equipment, at Cost:
Vessels	541,617	525,172
Building	1,211	1,211
Land	623	623
Leasehold Improvements	26,348	26,348
Construction in Progress	6,950	10
Furniture and Equipment	11,507	11,614
	588,256	564,978
Less - Accumulated Depreciation	(157,568)	(151,318)
	430,688	413,660

Other Assets:
Deferred Charges, Net of Accumulated Amortization	23,079	19,892
Intangible Assets, Net of Accumulated Amortization	43,913	45,784
Due from Related Parties	1,854	1,709
Notes Receivable	32,251	33,381
Goodwill	2,771	2,700
Other	5,930	5,509
	109,798	108,975

TOTAL ASSETS	$652,894	$637,693

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012

Current Liabilities:
Current Maturities of Long-Term Debt	$25,729	$26,040
Accounts Payable and Accrued Liabilities	59,150	50,896
Total Current Liabilities	84,879	76,936

Long-Term Debt, Less Current Maturities	190,315	211,590

Other Long-Term Liabilities:
Lease Incentive Obligation	5,962	6,150
Other	85,511	80,718

TOTAL LIABILITIES	366,667	375,394

Stockholders' Equity:
Preferred Stock, $1.00 Par Value 9.50% Series A Cumulative Perpetual Preferred Stock	250	-
287,500 shares authorized, 250,000 shares Issued and Outstanding at March 31, 2013
Common Stock, $1.00 Par Value, 20,000,000 Shares Authorized,	8,638	8,632
7,225,945 and 7,203,935 Shares Issued and Outstanding at
March 31, 2013 and December 31, 2012, Respectively
Additional Paid-In Capital	109,652	86,362
Retained Earnings	217,449	217,654
Treasury Stock, 1,388,066 Shares at both March 31, 2013 and December 31, 2012, Respectively	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(24,359)	(24,946)
TOTAL STOCKHOLDERS' EQUITY	286,227	262,299

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$652,894	$637,693

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All Amounts in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Cash Flows from Operating Activities:
Net Income	$1,653	$7,936
Adjustments to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depreciation	5,936	6,521
Amortization of Deferred Charges	1,913	1,789
Amortization of Intangible Assets	1,871	643
Non-Cash Share Based Compensation	272	340
Equity in Net Income of Unconsolidated Entities	270	70
Gain on Sale of Assets	-	(3,799)
Gain on Sale of Investments	-	(42)
Gain on Foreign Currency Exchange	(3,181)	(3,648)
Changes in:
Deferred Drydocking Charges	(2,722)	(1,924)
Accounts Receivable	(5,400)	(3,637)
Inventories and Other Current Assets	1,932	121
Other Assets	422	1,714
Accounts Payable and Accrued Liabilities	3,491	429
Other Long-Term Liabilities	6,053	(3,627)
Net Cash Provided by Operating Activities	12,510	2,886

Cash Flows from Investing Activities:
Principal payments received under Direct Financing Leases	558	1,518
Capital Improvements to Vessels and Other Assets	(3,612)	(22,885)
Proceeds from Sale of Assets	-	130,315
Proceeds from Sale of Marketable Securities	-	5
Purchase of Marketable Securities	-	(135)
Investment in Unconsolidated Entities	-	(750)
Net Decrease/(Increase) in Restricted Cash Account	-	6,907
Acquisition of United Ocean Services, LLC	(2,475)	-
Proceeds from Note Receivables	1,102	1,185
Net Cash (Used In)Provided by Investing Activities	(4,427)	116,160

Cash Flows from Financing Activities:
Issuance of Preferred Stock	23,438	-
Proceeds from Issuance of Debt	17,000	31,175
Repayment of Debt	(35,406)	(134,292)
Additions to Deferred Financing Charges	(396)	(172)
Common Stock Dividends Paid	(1,826)	(3,004)
Net Cash Provided by (Used In) Financing Activities	2,810	(106,293)

Net Increase in Cash and Cash Equivalents	10,893	12,753
Cash and Cash Equivalents at Beginning of Period	19,868	21,437

Cash and Cash Equivalents at End of Period	$30,761	$34,190